                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       Fidelity National Financial, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[LOGO]                  FIDELITY NATIONAL FINANCIAL, INC.
                            17911 VON KARMAN AVENUE
                            IRVINE, CALIFORNIA 92714

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 20, 1995

                            ------------------------

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Fidelity National Financial, Inc., a Delaware corporation, will be held on Tuesday, June 20, 1995, at 9:00 a.m., local time, at the Hyatt Regency, 17900 Jamboree Road, Irvine, California 92714 for the following purposes:

          (1) To elect three directors to serve for the next three years or until their successors are duly elected and qualified or until their earlier death, resignation or removal;

          (2) To ratify an amendment to the 1987 Employee Stock Purchase Plan increasing the authorized shares under the Plan from 4,125,000 to 6,000,000.

          (3) To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on May 2, 1995, are entitled to notice of and to vote at the Meeting.

     All stockholders are cordially invited to attend the Meeting in person.

                                          Sincerely,

                                          William P. Foley, II
                                          Chairman of the Board

Irvine, California
May 24, 1995
--------------------------------------------------------------------------------

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVE-
LOPE TO ASSURE REPRESENTATION OF YOUR SHARES. ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY, M'LISS JONES KANE, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE MEETING. NO POSTAGE NEED BE AFFIXED TO THE PROXY IF IT IS MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                       FIDELITY NATIONAL FINANCIAL, INC.
                            17911 VON KARMAN AVENUE
                            IRVINE, CALIFORNIA 92714

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Fidelity National Financial, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held Tuesday, June 20, 1995, at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the Hyatt Regency, 17900 Jamboree Road, Irvine, California 92714.

     It is anticipated that such proxy, together with this Proxy Statement, will be first mailed on or about May 24, 1995, to all stockholders entitled to vote at the Meeting.

     The Company's corporate offices are located at 17911 Von Karman Avenue, Irvine, California 92714 and its telephone number at that address is (714) 622-5000.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

     Each share has one vote on each matter properly submitted for a vote at the Meeting. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

     Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting. The election inspectors will treat shares represented by properly signed and returned proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Abstentions and "broker non-votes" will not affect the outcome of the director elections. As to other votes, an abstention will have the same effect as a negative vote and a "broker non-vote" will have no effect on the vote.

RECORD DATE AND STOCK OWNERSHIP

     Stockholders of record at the close of business on May 2, 1995, are entitled to notice of and to vote at the Meeting. As of May 2, 1995, 11,429,178 shares of the Company's common stock (the "common stock"), $.0001 par value, were issued and outstanding, and 4,261,404 shares were held by the Company in treasury. On that date, there were 1,093 stockholders of record. All information in this Proxy Statement has been adjusted for stock splits and dividends.

     As of March 31, 1995, the following table sets forth the beneficial ownership of common stock of the Company by each director who owns shares, by the director nominees, all executive officers named in the Summary Compensation Table, all directors and executive officers as a group and by all persons known by the Company to be the beneficial owners of more than 5% of the Company's common stock. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

                                                                     SHARES OF COMMON STOCK
                                                                       BENEFICIALLY OWNED
                                                                   --------------------------
                                                                   NUMBER OF       PERCENT OF
                          NAME AND ADDRESS                          SHARES           TOTAL
    -------------------------------------------------------------  ---------       ----------
    William P. Foley, II.........................................  2,715,547(1)(2)    20.7
      17911 Von Karman Avenue
      Suite 500
      Irvine, California 92714
    Frank P. Willey..............................................    917,021(2)        7.0
      17911 Von Karman Avenue
      Suite 500
      Irvine, California 92714
    William A. Imparato..........................................      6,648             *
      1515 East Missouri Avenue
      Building A
      Phoenix, Arizona 85014
    Donald M. Koll...............................................          0             *
      4343 Von Karman Avenue
      Newport Beach, California 92660
    Daniel D. (Ron) Lane.........................................     60,000             *
      14 Corporate Plaza
      Newport Beach, California 92660
    Stephen C. Mahood............................................     21,518             *
      500 Crescent Court
      Suite 270
      Dallas, Texas 75201
    J. Thomas Talbot.............................................     13,000             *
      500 Newport Center Drive
      Suite 900
      Newport Beach, California 92660
    Cary H. Thompson.............................................      7,250             *
      350 Grand Avenue, 39th Floor
      Los Angeles, California 90024
    Carl A. Strunk...............................................     84,334(2)          *
      17911 Von Karman Avenue
      Suite 500
      Irvine, California 92714
    Andrew F. Puzder.............................................          0             *
      17911 Von Karman Avenue
      Suite 300
      Irvine, California 92714

                                                                     SHARES OF COMMON STOCK
                                                                       BENEFICIALLY OWNED
                                                                   --------------------------
                                                                   NUMBER OF       PERCENT OF
                          NAME AND ADDRESS                          SHARES           TOTAL
    -------------------------------------------------------------  ---------       ----------
    Laurence C. Calinda..........................................     87,990(2)          *
      17911 Von Karman Avenue
      Suite 500
      Irvine, California 92714
    Raymond R. Quirk.............................................     85,069(2)          *
      17911 Von Karman Avenue
      Suite 500
      Irvine, California 92714
    All directors and officers as a group (16 persons)...........  4,010,841          30.6

---------------

 *  Represents less than 1%.

(1) Included in this amount are 1,379,384 shares held by Folco Development Corporation, of which Mr. Foley and his spouse are the sole stockholders; 820,405 shares held by Mr. Foley and his spouse as joint tenants; and 30,304 shares held in the name of Mr. Foley and his father's estate. Mr. Foley is a "controlling person" of the Company.

(2) Includes currently exercisable stock options for Mr. Foley of 185,454 shares under the 1991 Stock Option Plan and 150,000 shares under the 1987 Stock Option Plan; currently exercisable stock options for Mr. Willey of 56,337 shares under the 1991 Stock Option Plan and 25,500 shares under the 1987 Stock Option Plan; currently exercisable stock options for Mr. Strunk of 17,500 shares under the 1991 Stock Option Plan and 22,500 shares under the 1987 Stock Option Plan; currently exercisable stock options for Mr. Calinda of 29,318 shares under the 1991 Stock Option Plan and 22,500 shares under the 1987 Stock Option Plan; and currently exercisable stock options for Mr. Quirk of 18,940 shares under the 1991 Stock Option Plan.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1996 Annual Meeting must be received by the Company no later than January 6, 1996, in order that they may be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                             ELECTION OF DIRECTORS

NOMINEES

     Under the Bylaws, the Company may have up to nine directors. The Board of Directors currently consists of eight members. Terms of the members of the Board of Directors are for three-year periods and expire as follows:

                                                                            EXPIRATION
                                                                            ----------
        William A. Imparato...............................................     1995
        Cary H. Thompson..................................................     1995
        Donald M. Koll....................................................     1995
        William P. Foley, II..............................................     1996
        Frank P. Willey...................................................     1996
        Daniel D. (Ron) Lane..............................................     1996
        J. Thomas Talbot..................................................     1997
        Stephen C. Mahood.................................................     1997

     Three directors, Messrs. Imparato, Thompson and Koll, are proposed to be elected at the Meeting for three-year terms expiring in 1998 or until their successors have been elected and qualified or until their earlier death, resignation or removal. Mr. Imparato is up for reelection, as is Mr. Thompson. Mr. Koll was elected by the Board of Directors March 28, 1995, and replaced Mr. Samuel A. McCullough who resigned effective March 28, 1995. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Imparato, Thompson and Koll, the Company's nominees. In the event that a nominee of the Company is unable or declines to serve as a director at the time of the Meeting, proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected any nominee will be unable or will decline to serve as a director.

     Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of the stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid and addressed to: Secretary, Fidelity National Financial, Inc., 17911 Von Karman, Suite 300, Irvine, California 92714, not later than: (i) with respect to any election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to any election to be held at a special meeting of stockholders for the election of directors, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a Proxy Statement filed pursuant to the proxy rules of the Securities and Exchange Commission if such nominee had been nominated or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if elected. The Chairman of a stockholders' meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     The names of the director nominees, all directors, and all executive officers, and certain information about them, are set forth below:

                                                                               DIRECTOR
        NAME             AGE                  PRINCIPAL OCCUPATION              SINCE
---------------------    ---       ------------------------------------------  --------
William P. Foley, II     50        Chairman of the Board and Chief Executive     1984
                                     Officer
Frank P. Willey          41        Director and President                        1986
William A. Imparato      48        Director                                      1986
Donald M. Koll           62        Director                                      1995
Daniel D. (Ron) Lane     60        Director                                      1989
Stephen C. Mahood        53        Director                                      1994
J. Thomas Talbot         59        Director                                      1990
Cary H. Thompson         38        Director                                      1992
Carl A. Strunk           57        Executive Vice President, Chief Financial      N/A
                                     Officer and Treasurer
Andrew F. Puzder         44        Executive Vice President and General           N/A
                                     Counsel
Patrick F. Stone         47        Executive Vice President                       N/A
M'Liss Jones Kane        42        Senior Vice President, Corporate Counsel       N/A
                                     and Corporate Secretary
Laurence E. Calinda      48        Vice President                                 N/A
Raymond R. Quirk         48        Vice President                                 N/A
Gary R. Nelson           47        Vice President                                 N/A
Jo Etta Bandy            38        Vice President, Investor Relations             N/A

WILLIAM P. FOLEY, II

     Mr. Foley is the Chairman of the Board, and Chief Executive Officer of the Company and has been since its formation in 1984. Mr. Foley was President of the Company from its formation in 1984 until January 1, 1995. He is Chairman of the Board, President and Chief Executive Officer of Fidelity National Title Insurance Company ("Fidelity Title") and has been since April 1981. During that time, Mr. Foley also served for a year and a half as the President and a director of Land Resources Corporation, a Pennsylvania corporation, engaged in residential and commercial real estate investment and development and a former affiliate of Fidelity Title. Mr. Foley is also currently serving as Chairman of the Board and Chief Executive Officer of CKE Restaurants, Inc. and is a director of Micro General Corporation.

FRANK P. WILLEY

     Mr. Willey is President and a director of the Company. He served as Executive Vice President and General Counsel of the Company from its formation until December 31, 1994, and has served as the Executive Vice President and General Counsel of Fidelity Title since 1984. He has served in various capacities with subsidiaries and affiliates of the Company since joining it in 1984. Mr. Willey is also a director of CKE Restaurants, Inc.

WILLIAM A. IMPARATO

     Mr. Imparato has been a director of the Company since December 1986. From June 1990 to December 1993, Mr. Imparato was President of the Company's wholly-owned real estate subsidiary Manchester Development Corporation ("Manchester"). Since July 1980, he has been a partner in Park West Development Company, a real estate development firm headquartered in Phoenix, Arizona.

DONALD M. KOLL

     Mr. Koll is Chairman of the Board and Chief Executive Officer of The Koll Company and has been since its formation on March 26, 1962. Mr. Koll is also a director of Koll Real Estate Group, Inc.

DANIEL D. (RON) LANE

     Mr. Lane has been a director of the Company since September 1989. Since February 1983, he has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc., a corporation that consists of several community development and home-building partnerships, all of which are headquartered in Newport Beach, California. Mr. Lane has also served as a director of Hawaiian Airlines, Inc. since January 1990, as a director of Resort Income Investors, Inc. since September 1990, and as Chairman of the Board and Chief Executive Officer of Pro Shot Golf, Inc. since August 1994. He is Vice Chairman of the Board of Directors of CKE Restaurants, Inc.

STEPHEN C. MAHOOD

     Mr. Mahood is a lawyer and a private investor. He was associated with SEDCO, Inc., a large offshore oil well drilling contractor, from 1966 until it was acquired by Schlumberger, Ltd. in 1985, at which time he was President of SEDCO Energy Corporation, Executive Vice President and Director of SEDCO, Inc. and a director of the International Association of Drilling Contractors. Mr. Mahood served as a Trustee of the Teachers' Retirement System of Texas from 1987-1993. Mr. Mahood currently serves as a director of Maxor National Pharmacy Services Corporation.

J. THOMAS TALBOT

     Mr. Talbot has been a director of the Company since December 1990. He was formerly Chairman of the Board and Chief Executive Officer of HAL, Inc. and its subsidiaries Hawaiian Airlines and West Maui Airport, and served in various executive capacities with those companies until June 1991. Between

August 1992 and March 1994, Mr. Talbot was Chairman and Chief Executive Officer of Alliance Bancorp, which was being liquidated. Mr. Talbot has been a general partner of Shaw & Talbot, a real estate investment and development company, since 1975. He was Chairman of Jet America Airlines from 1981 to 1987, when it merged with Alaska Air Group. Mr. Talbot is currently serving as a director of the Hallwood Group, Showbiz Pizza Time, Inc., Koll Real Estate Group, Hemmeter Enterprises, Inc. and the Baldwin Company.

CARY H. THOMPSON

     Mr. Thompson has been a director of the Company since July 1992. Mr. Thompson has been a managing director of Nat West Markets since May of 1994. Mr. Thompson was Senior Vice President and managed the West Coast Financial Institutions Group for Oppenheimer & Co., Inc., an investment banking firm from 1989 to May 1994. Prior to that time, he was a partner with the law firm of Manatt, Phelps, Rothenberg and Phillips. Mr. Thompson currently serves as a director of Aames Financial Corporation.

CARL A. STRUNK

     Mr. Strunk joined Fidelity Title in February 1992 as Executive Vice President. He was named Executive Vice President and Chief Financial Officer of the Company in March 1992. Prior to his employment with the Company, Mr. Strunk was President of Land Resources Corporation from 1986 to 1991. Mr. Strunk is a certified public accountant. Mr. Strunk currently serves as a director of Micro General Corporation and Pac Rim Holding Corporation.

ANDREW F. PUZDER

     Mr. Puzder has been Executive Vice President and General Counsel of the Company since January 1, 1995. From March 1994 through December 1994, he was a partner at the law firm of Stradling, Yocca, Carlson and Rauth. Prior to that he was a partner at Lewis, D' Amato, Brisbois and Bisgaard, a law firm, from September 1991 through March 1994, and he was a partner of the Stoler Partnership from February 1984 through September 1991.

PATRICK F. STONE

     Mr. Stone has been Executive Vice President of the Company since May 1, 1995. From February 1989 to May 1995 he was President of Fidelity National Title Company of Oregon.

M'LISS JONES KANE

     Ms. Kane has been Senior Vice President and Associate Counsel since March 1995 and became Corporate Secretary in April 1995. Prior to that she was with the ICN Pharmaceuticals, Inc. group of companies from March of 1990 as Vice President, General Counsel and Secretary of ICN Biomedicals, Inc. and subsequently as Vice President, General Counsel and Secretary of SPI Pharmaceuticals, Inc.

LAURENCE E. CALINDA

     Mr. Calinda has been Vice President of the Company since September 1991 and an Executive Vice President and a Regional Manager of Fidelity Title since April 1990. Mr. Calinda has been employed by the Company in other management positions since 1987.

RAYMOND R. QUIRK

     Mr. Quirk has been a Vice President of the Company since June 1993, and has been Executive Vice President and a Regional Manager of Fidelity Title since August 1991. Mr. Quirk has been employed by Fidelity Title in other management positions since November 1987.

GARY R. NELSON

     Mr. Nelson has been a Vice President of the Company since September 26, 1994. From August 1993 to September 1994 he was Chief Financial Officer of World Title Company. From May 1991 to July 1993 Mr. Nelson was Senior Vice President of Mergers and Acquisitions of the Company. From January 1988 to May 1991 he was Vice President, Chief Financial Officer and Treasurer of the Company. He is a certified public accountant.

JO ETTA BANDY

     Ms. Bandy has been Vice President-Investor Relations since December 1991. She has been employed by the Company since September 1991. She was Vice President-Corporate Communications, Director of Investor Relations and Corporate Secretary of Covington Development Group from March 1980 through December 1990.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of five formal meetings and there were five Unanimous Written Consents in Lieu of Meeting during the year ended December 31, 1994. No director attended fewer than 100% of the aggregate of all meetings of the Board of Directors or any committee in 1994 with the exception of Mr. McCullough who attended 20% of the meetings of the Board and Mr. Talbot who attended 80% of the meetings of the Board.

     The Board presently has an Audit Committee, a Compensation Committee and an Executive Committee, but does not have a Nominating Committee. The Audit Committee, which consists of Messrs. Lane, Mahood and Talbot, met one time during 1994. The Audit Committee meets independently with the internal audit staff, representatives of the Company's independent auditors and representatives of senior management. The Audit Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee is also responsible for recommending the engagement or discharge of the Company's independent auditors.

     The Compensation Committee currently consists of Messrs. Lane, Talbot and Thompson. The Compensation Committee, either alone or in conjunction with other Board committees, reviews and reports to the Board the salary, fee and benefit programs designed for senior management, officers and directors with a view to ensure that the Company is attracting and retaining highly-qualified individuals through competitive salary, fee and benefit programs and encouraging continued extraordinary effort through incentive rewards. The Compensation Committee met one time during 1994.

     The Company also has an Executive Committee consisting of Messrs. Foley, Willey and Talbot. The Executive Committee may invoke all the power and authority of the Board of Directors in the management of the business and the affairs of the Company, except those powers which, by law, cannot be delegated by the Board of Directors. The Executive Committee did not meet during 1994.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1994, 1993 and 1992 for the Company's Chief Executive Officer and the four most highly compensated current executive officers whose salary and bonus exceeded $100,000 in 1994.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION            LONG TERM
                                         -----------------------------------   COMPENSATION
                                                                   OTHER       ------------
                                                                   ANNUAL        AWARDS-       ALL OTHER
       NAME AND PRINCIPAL                             BONUS     COMPENSATION    OPTIONS(#)    COMPENSATION
            POSITION              YEAR   SALARY($)    ($)(1)        (2)         (1)(3)(4)        ($)(5)
--------------------------------  ----   ---------   --------   ------------   ------------   ------------
William P. Foley, II,             1994   $ 369,951   $505,000     $117,134        171,000       $ 51,126
Chairman of the Board             1993     394,008    415,000       96,322        181,500         49,571
and Chief Executive Officer       1992     394,008    697,742      111,647         42,954         44,549
Frank P. Willey,                  1994     189,389    145,000                      24,000         14,521
President                         1993     190,833    141,500           --         34,950         17,887
                                  1992     180,000    136,500           --         12,887          9,562
Carl A. Strunk,                   1994     189,359    135,000                      22,000             --
Executive Vice President          1993     199,083     70,000           --         33,000          3,893
Chief Financial Officer and       1992     158,308         --           --             --         16,000
Treasurer
Laurence E. Calinda,              1994     182,923    123,500                      21,000          8,931
Vice President                    1993     180,000    118,000           --         31,500         12,370
                                  1992     160,000    110,000           --         14,318          6,912
Raymond R. Quirk,                 1994     160,192    100,000                       5,000          6,674
Vice President(6)                 1993     140,900    100,000           --          7,500         10,402
                                  1992          --         --           --             --             --

---------------

(1) Consists of cash bonuses in the years paid or deferred to reduce the exercise price of stock options granted to the above-noted key employees to less than fair market value of the common stock at the date of grant, pursuant to the Company's 1991 Stock Option Plan. Bonuses were awarded during the year following the fiscal year to which the bonuses relate, based on an evaluation by the Compensation Committee of the Board of Directors. The amount of deferred bonuses included in this column for 1993, 1992 and 1991, the most recent three years in which the options were granted, are as follows: (i) Mr. Foley: $105,000, -- 1993 bonus; $105,000, -- 1992 bonus;
    $105,000, -- 1991 bonus; (ii) Mr. Willey: $35,000, -- 1993 bonus; $31,500,
    -- 1992 bonus; $31,500, -- 1991 bonus; (iii) Mr. Strunk: $35,000, -- 1993 bonus; $35,000, -- 1992 bonus; (iv) Mr. Calinda: $30,000, -- 1993 bonus;
    $30,000, -- 1992 bonus; $35,000, -- 1991 bonus; (v) Mr. Quirk: $25,000, --
    1993 bonus; $25,000, -- 1992 bonus.

(2) Certain incidental perquisites or other personal benefits for executive officers of the Company (not otherwise disclosed in this Proxy Statement) may result from expenses incurred by the Company or its subsidiaries in the interest of attracting and retaining qualified personnel. The incremental cost to the Company and its subsidiaries of providing such incidental perquisites or other personal benefits for executive officers named in the Summary Compensation Table, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in fiscal 1994 for the named executive officer. Other Annual Compensation for Mr. Foley included the cost of (i) a Company provided automobile -- $9,000 in 1994, $9,000 in 1993 and $9,000 in 1992; and (ii) tax and financial planning advice provided by third parties to Mr. Foley and Folco Development Corporation -- $108,134 in 1994, $87,322 in 1993 and $102,647 in 1992.

(3) The number of options granted per year in this column for 1994, 1993 and 1992, the three year period in which the options were granted, are as follows: (i) Mr. Foley: 1993 grant -- 21,000 options granted under the 1991 Stock Option Plan, and 150,000 options granted under the 1987 Stock Option Plan, 1992 grant -- 31,500 options granted under the 1991 Stock Option Plan, and 150,000 options granted under the 1987

    Stock Option Plan, 1991 grant -- 42,954 options granted under the 1991 Stock Option Plan; (ii) Mr. Willey: 1993 grant -- 7,000 options granted under the 1991 Stock Option Plan and 17,000 options under the 1987 Stock Option Plan, 1992 grant -- 9,450 options granted under the 1991 Stock Option Plan and 25,500 options granted under the 1987 Stock Option Plan, 1991 grant -- 12,887 options granted under the 1991 Stock Option Plan; (iii) Mr. Strunk:
    1993 grant -- 7,000 options granted under the 1991 Stock Option Plan and 15,000 options under the 1987 Stock Option Plan, 1992 grant -- 10,500 options granted under the 1991 Stock Option Plan and 22,500 options granted under the 1987 Stock Option Plan; (iv) Mr. Calinda: 1993 grant -- 6,000 options under the 1991 Stock Option Plan and 15,000 options under the 1987 Stock Option Plan, 1992 grant -- 9,000 options granted under the 1991 Stock Option Plan and 22,500 options granted under the 1987 Stock Option Plan, 1991 grant -- 14,318 options granted under the 1991 Stock Option Plan; (v) Mr. Quirk: 1993 grant -- 5,000 options under the 1991 Stock Option Plan, and the 1992 grant -- 7,500 options granted under the 1991 Stock Option Plan.

(4) The Company does not have any long-term incentive plans or compensation plans pursuant to which stock appreciation rights or restricted stock is awarded to officers or directors.

(5) Consists of Company cash contributions to the Employee Stock Purchase Plan on behalf of the individuals named in the Summary Compensation Table, except for Messrs. Foley and Strunk. All Other Compensation for Mr. Foley includes $5,356, $5,013 and $3,432 for 1994, 1993 and 1992, respectively, for the cost of term insurance maintained by the Company and imputed income of $1,426, $1,222 and $1,048 for 1994, 1993 and 1992, respectively, from a joint life split dollar insurance policy and for Mr. Strunk in 1992 represents a relocation allowance.

(6) Mr. Quirk was not an officer of the Company prior to 1993.

Certain executive officers received loans from subsidiaries of the Company in amounts in excess of $60,000 after January 1, 1994. The executive officers include William P. Foley, II loan amount $155,000 at prime which was completely paid back in January 1995, largest aggregate amount outstanding at any time during the period $157,618.01; Frank P. Willey, loan amount $200,000 at an interest rate of 10% per annum, largest aggregate amount outstanding at any time during the period $201,667.67; Carl A. Strunk, loan amount $184,750 at an interest rate of 10% per annum, largest aggregate amount outstanding at any time during the period $184,750; Laurence E. Calinda, loan amount $200,000 at an interest rate of 10% per annum, largest aggregate amount outstanding at any time during the period $201,667.67; Raymond R. Quirk, loan amount $200,000 at an interest rate of 10% per annum, largest aggregate amount outstanding at any time during the period $205,000. The amounts outstanding as of the latest practicable date, March 31, 1995, are equal to the largest amount outstanding figures given for each of the executive officers.

OPTION GRANTS

     The following table provides information as to options to purchase common stock granted to the named individuals during 1994 pursuant to the Company's 1991 and 1987 Stock Option Plans. The Company does not currently grant stock appreciation rights to officers or directors.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                      PERCENT OF                                                      POTENTIAL
                                        TOTAL         MARKET                                      REALIZABLE VALUE
                        NUMBER OF      OPTIONS       PRICE AT                                        AT ASSUMED
                        SECURITIES    GRANTED TO      DATE OF                                      ANNUAL RATES OF
                        UNDERLYING    EMPLOYEES     GRANT, LESS    EXERCISE OR                       STOCK PRICE
                         OPTIONS      IN FISCAL      DEFERRED     BASE PRICE(1)   EXPIRATION      APPRECIATION FOR
        NAME            GRANTED(#)       YEAR       BONUSES(1)       ($/SH)          DATE            OPTION TERM
---------------------  ------------   ----------   -------------  -------------   ----------   -----------------------
                                                1991 STOCK OPTION PLAN
                                                                                                    5%($)       10%($)
William P. Foley,
  II.................      21,000         8.2%             $8.88         $6.60    6/14/06      $  279,668   $  670,860
Frank P. Willey......       7,000         2.7%              8.88          6.60    6/14/06          93,223      223,620
Carl A. Strunk.......       7,000         2.7%              8.88          6.60    6/14/06          93,223      223,620
Laurence E.
  Calinda............       6,000         2.3%              8.88          6.60    6/14/06          79,905      191,674
Raymond R. Quirk.....       5,000         1.9%              8.88          6.60    6/14/06          66,588      159,728

                                                   1987 STOCK OPTION PLAN
William P. Foley,
  II.................     150,000        76.1%            $13.88        $13.88    6/14/04      $1,008,887   $3,016,976
Frank P. Willey......      17,000         8.6%             13.88         13.88    6/14/04         114,341      341,924
Carl A. Strunk.......      15,000         7.6%             13.88         13.88    6/14/04         100,889      301,698
Laurence E.
  Calinda............      15,000         7.6%             13.88         13.88    6/14/04         100,889      301,698

                                          TOTAL -- 1991 AND 1987 STOCK OPTION PLANS
William P. Foley,                                                                 6/14/04-
  II.................     171,000        37.6%       $8.88-13.88   $6.60-13.88    6/14/06      $1,288,555   $3,687,836
                                                                                  6/14/04-
Frank P. Willey......      24,000         5.3%        8.88-13.88    6.60-13.88    6/14/06         207,564      565,544
                                                                                  6/14/04-
Carl A. Strunk.......      22,000         4.8%        8.88-13.88    6.60-13.88    6/14/06         194,112      525,318
Laurence E.                                                                       6/14/04-
  Calinda............      21,000         4.6%        8.88-13.88    6.60-13.88    6/14/06         180,794      493,372
                                                                                  6/14/04-
Raymond R. Quirk.....       5,000         1.1%              8.88          6.60    6/14/06          66,588      159,728

---------------

(1) The options granted in 1994 under the 1991 Stock Option Plan were granted at an exercise price of $13.875 to key employees of the Company who applied deferred bonuses expended in 1993 (see (1) of Summary Compensation Table) to the exercise price, thereby reducing such price to $8.875 per share if exercised within the first year of grant. The exercise price of these options decreases approximately $.275 per year through 1999 and $.15 per share from 2000 through 2006, at which time the exercise price will be $6.60. The options granted in 1994 under the 1987 Stock Option Plan were granted at an exercise price of $13.875 per share, the market price at the date of grant. The exercise price on these options does not change during the option period. These options will not become exercisable until June 15, 1995.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table summarizes information regarding exercises of stock options by the named individuals during 1994 and unexercised options held by them as of December 31, 1994. The Company did not reprice any existing options during the last completed fiscal year.

                       AGGREGATED STOCK OPTION EXERCISES
             IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF         VALUE OF UNEXERCISED
                                                                      UNEXERCISED            IN-THE-MONEY
                                         SHARES        VALUE       OPTIONS AT FY-END      OPTIONS AT FY-END
                                        ACQUIRED      REALIZED     (#) EXERCISABLE/        ($) EXERCISABLE/
                NAME                  EXERCISE(#)      ($)(1)     UNEXERCISABLE(2)(3)    UNEXERCISABLE(2)(3)
------------------------------------  ------------    --------    -------------------    --------------------
William P. Foley, II................         --            --       335,454/150,000           $778,938/$0
Frank P. Willey.....................         --            --        81,837/ 17,000            231,587/ 0
Carl A. Strunk......................         --            --        40,000/ 15,000                  0/ 0
Laurence E. Calinda.................     21,429       250,011        51,818/ 15,000             15,674/ 0
Raymond R. Quirk....................     18,357       215,596       18,940/       0                  0/ 0

---------------

(1) Market values of underlying security at exercise dates of $17.50 and $11.25 per share for Mr. Calinda and $13.88 per share for Mr. Quirk, less the exercise price of $1.33 per share, less their respective previous bonus deferrals.

(2) Number of exercisable shares and corresponding values relate to options granted under the 1991 and 1987 Stock Option Plans. The exercise price varies based upon the exercise price at the time of grant and the amount of deferred bonus applied by the officer to reduce the exercise price. See Summary Compensation Table above. The value of unexercised options at year-end is calculated as the difference between the market value of the underlying security, $10.88 per share, and the exercise price of the option at year-end, less the bonus deferral. The exercise prices of the options at year-end were as follows: (i) Mr. Foley -- options to purchase 21,000 shares at $8.88 per share, options to purchase 31,500 shares at $10.40 per share, options to purchase 42,954 shares at $4.28 per share, and options to purchase 90,000 shares at $1.33 per share under the 1991 Plan, and options to purchase 150,000 shares at $15.25 per share under the 1987 Plan; (ii) Mr. Willey -- options to purchase 7,000 shares at $8.88 per share, options to purchase 9,450 shares at $10.40 per share, options to purchase 12,887 shares at $4.28 per share, and options to purchase 27,000 shares at $1.33 per share under the 1991 Plan, and options to purchase 25,500 shares at $15.25 per share under the 1987 Plan; (iii) Mr. Strunk -- options to purchase 7,000 shares at $8.88 per share and options to purchase 10,500 shares at $10.40 per share under the 1991 Plan, and options to purchase 22,500 shares at $15.25 per share under the 1987 Plan; (iv) Mr. Calinda -- options to purchase 6,000 shares at $8.88 per share, options to purchase 9,000 shares at $10.40 per share, and options to purchase 14,318 shares at $4.28 per share under the 1991 Plan, and options to purchase 22,500 shares at $15.25 per share under the 1987 Plan; and (v) Mr. Quirk -- options to purchase 5,000 shares at $8.88 per share, options to purchase 7,500 shares at $10.40 per share, and options to purchase 6,440 shares at $4.28 per share under the 1991 Plan.

(3) Number of unexercisable shares and corresponding value relate to options granted under the Company's 1987 Stock Option Plan. The value of these unexercisable options represents the difference between the year-end market value of the underlying security of $10.88 per share and the exercise price of the option at year-end of $13.88 per share. These options become exercisable on June 15, 1995.

EMPLOYMENT AGREEMENT

     The Company entered into a five-year employment agreement with its Chairman and Chief Executive Officer, Mr. Foley, at a base salary of $394,000, effective April 1, 1991. An increase in Mr. Foley's base salary and cash or other bonuses may be paid to him at the discretion of the Board of Directors. The employment agreement includes other customary executive fringe benefits, including a $1,000,000 insurance policy payable to the beneficiary of his choice and a joint life split dollar insurance arrangement under which the Company advances the premiums and retains the full cash value of the policy. The Company obtained a covenant from Mr. Foley that he will not compete with the Company or disclose its trade secrets both during employment or in the event the agreement ends or Mr. Foley's employment is terminated. The agreement allows the Company to terminate Mr. Foley for cause without termination payments or without cause upon the payment of his base salary for the remainder of the term in a lump sum or as otherwise directed by the Company. Upon

Mr. Foley's death, his estate will receive a payment in the amount of two years' base salary. Upon incapacity or disability for a continuous period of nine months, the Company may terminate the employment contract with Mr. Foley upon payment of an amount equal to two years' base salary.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive $2,500 per Board meeting attended (or $1,250 per committee meeting attended), plus reimbursement of reasonable expenses. Directors who are employees of the Company do not receive any compensation for acting as directors, except for reimbursement of reasonable expenses, if any, for Board meeting attendance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1994, Messrs. Thompson, Talbot and Lane served as members of the Compensation Committee. The Compensation Committee is currently composed of three independent directors. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, and there are no interlocking directorships.

     Mr. Thompson has served as a member of the Compensation Committee since March 1993. In March 1993, the Company issued and sold its Senior Secured Notes in the aggregate principal amount of $22.5 million to certain institutional investors in a private placement. Oppenheimer & Co., Inc. received approximately $300,000 as a placement fee in connection with this transaction. Mr. Thompson was employed by Oppenheimer & Co., Inc., until May of 1994.

     In April 1993, the Company issued 1,750,000 shares of its common stock in a public offering in which Oppenheimer & Co., Inc. served as one of three primary underwriters. Oppenheimer & Co., Inc. received a discount of approximately 5.5% on the shares it purchased from the Company, which was an underwriting discount consistent with industry practice.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following report of the Compensation Committee to the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933 ("Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act") that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

To the Board of Directors:

GENERAL

     The Compensation Committee of the Board of Directors is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Compensation Committee evaluates the performance of the executive officers and determines their compensation levels, in terms of salary, annual bonus and related benefits, all subject to Board approval. The Compensation Committee has access to independent compensation data for use in assessing levels of compensation for officers of the Company.

COMPENSATION PHILOSOPHY

     The Company's executive compensation programs are designed to (i) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the stockholders; (ii) motivate Company executives to achieve the strategic business goals of the Company and to recognize their individual contributions; and (iii) provide compensation opportunities which are competitive to those offered by other national title insurance companies and other middle-market corporations similar in size and performance. Although the exact identity of the corporations surveyed varies, these generally include title companies and other corporations equal to or larger than the Company. Most of the title companies surveyed are included in the Peer Group Index utilized in the "Performance Graph" set forth below.

     Therefore, the Compensation Committee believes that the components of executive compensation should include base salary, annual cash bonus, stock option grants and other benefits and should be linked to individual and Company performance. With regard to the Company's performance, the measures used for determining appropriate levels of compensation for executive officers include the Company's national market share, net margin, quality of service, meeting strategic goals within the current economic climate and industry environment, scope of responsibilities, expansion by acquisition or otherwise, profit retention and profitability, all of which combine to enhance stockholder value.

BASE SALARY

     The Committee considers Company management proposals concerning salary adjustments for executive officers, with the exception of Mr. Foley, its Chairman and Chief Executive Officer, whose compensation was established under the terms of an employment agreement entered into in 1991 with the approval of the Board of Directors. The Compensation Committee then makes recommendations to the entire Board of Directors for their approval.

     In determining base salaries for executives for 1994, the Compensation Committee considered the Company's earnings, outside surveys of salary levels of other title insurance companies and other similar corporations, individual performance and achievement, areas of responsibility, position tenure and internal comparability. Salaries of certain executive officers were adjusted in 1994.

ANNUAL CASH BONUSES

     Executive officers of the Company are eligible for annual bonuses which may be paid in the form of cash or as deferred compensation. Given the Company's performance in 1993, the Compensation Committee approved bonuses for the executives during 1994.

STOCK OPTION GRANTS

     As indicated above, an important element of the Company's compensation philosophy is the desire to align the interests of the executive officers with the long-term interests of the Company's stockholders. In order to meet this desire, the Board of Directors adopted a performance-based stock option plan in 1991 for executive officers, key employees and branch managers of the Company that allows participants to defer a portion of their bonus income in order to reduce their option exercise price. Additionally, the Company's Board of Directors and stockholders had previously approved the adoption of the Company's 1987 Stock Option Plan, pursuant to which the Company may grant stock options to certain key employees and non-employee directors or officers, and in 1994 the Board of Directors and stockholders approved the 1993 Stock Plan pursuant to which the Company may grant stock options to certain key employees and nonemployee directors and officers. The purpose of these plans is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company's long-term performance. Consistent with these objectives, the Compensation Committee has approved the granting of options in 1994 concerning the year 1993 to executive officers (i) under the 1991 Stock Option Plan as follows: Mr. Foley, options to purchase 21,000 shares; Mr. Willey, options to purchase 7,000 shares; Mr. Strunk, options to purchase 7,000 shares; Mr. Calinda, options to purchase 6,000 shares; Mr. Quirk, options to purchase 5,000 shares; and in 1994 (ii) under the 1987 Stock Option Plan as follows: Mr. Foley, options to purchase 150,000 shares; Mr. Willey, options to purchase 17,000 shares; Mr. Strunk, options to purchase 15,000 shares; Mr. Calinda, options to purchase 15,000 shares; and in 1994 (iii) under the 1993 Plan as follows: each existing non-employee director 2,500 shares.

April 28, 1995                            Compensation Committee:

                                          Daniel D. (Ron) Lane
                                          J. Thomas Talbot
                                          Cary H. Thompson

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing cumulative total stockholder return on the Company's common stock against the cumulative total return on the S & P 500 Index and against the cumulative total return of a peer group index comprised of certain companies for the industry in which the Company competes (SIC code
6361 -- Title Insurance) for the five-year period ending December 31, 1994. This peer group consists of the following companies: Alleghany Corporation, Capital Guaranty Corporation, First American Financial Corporation, Investors Title Insurance Company, Lawyers Title Corporation and Stewart Information Services Corp. The peer group comparison has been weighted based on the Company's stock market capitalization. The graph assumes an initial investment of $100.00 on December 31, 1989 with dividends reinvested over the periods indicated.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                              FIDELITY
 MEASUREMENT PERIOD           NATIONAL         INDUSTRY         BROAD
(FISCAL YEAR COVERED)         FINANCIAL         INDEX           MARKET
        1989                       100             100             100
        1990                    104.31           85.83           96.88
        1991                    232.61          122.80          126.42
        1992                    469.80          175.30          136.08
        1993                   1086.23          234.16          149.80
        1994                    445.21          180.61          151.78

                    ASSUMES $100 INVESTED ON JANUARY 1, 1990
                          ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 30, 1994

                      RATIFICATION OF AN AMENDMENT TO THE
                       1987 EMPLOYEE STOCK PURCHASE PLAN

     The Company's 1987 Employee Stock Purchase Plan ("ESPP") was originally adopted by the Board of Directors of the Company in 1986 with an initial allocation of 375,000 shares of common stock. It was originally approved by the stockholders of the Company in December 1987. On March 24, 1989, stockholders of the Company approved an amendment of the ESPP to increase the number of shares available for issuance to 800,000. Pursuant to the provisions of the ESPP, an additional 80,000 shares were allocated to it as a result of the Company's 10% stock dividend distributed to all stockholders of record on August 1, 1991. Additional shares were allocated to the ESPP as a result of a four-for-three stock split, effective March 30, 1992, for all stockholders of record as of March 16, 1992, thereby increasing to 1,173,333 the number of shares available for issuance under the ESPP. On July 15, 1992, stockholders of the Company approved another amendment to the ESPP to increase the number of shares available for issuance to 1,500,000. Additional shares were allocated to the ESPP as a result of a three-for-two stock split effective February 4, 1993, for all stockholders of record as of January 18, 1993. On June 15, 1993, the stockholders of the Company approved another amendment to the ESPP to increase the number of shares available for issuance to 2,750,000. Additional shares were allocated to the ESPP as a result of a three-for-two stock split effective December 23, 1993, for all shareholders of record as of December 8, 1993. There are currently a maximum of 4,125,000 shares of common stock available for issuance under the ESPP.

     The Board of Directors believes that the ESPP provides a significant incentive for employees both to work toward and invest in the growth of the Company and allows the Company to attract and retain quality personnel for the Company's needs.

     Under the ESPP, shares are purchased, generally in the open market, on behalf of participating employees once per calendar quarter based upon the amount contributed to the ESPP by the employee and the Company's matching contribution, if any, on behalf of the employee. Employee contributions to the ESPP are made through payroll deductions, which are held in an account until used to purchase common stock. Pursuant to the ESPP, Company employees may contribute an amount between 5% and 15% of their base salary, as defined in the ESPP. The Company's matching contributions are made one year after each purchase date to each person who is still an employee. Such contributions are equal to one-third of the amount contributed one year earlier for most employees and one-half of the amount contributed one year earlier for certain officers of the Company or its subsidiaries and other participants who have remained employees of the Company or a subsidiary for at least 10 years prior. Merrill Lynch makes purchases of common stock in the open market during each quarter and otherwise administers the ESPP.

     During the years ended December 31, 1994, 1993 and 1992, 273,411, 207,388 and 289,539 shares, respectively, were issued to employees, based upon their contributions, at average prices of $14.49, $17.47 and $8.00 per share, respectively. The Company contributed $1.3 million or 93,722 shares for the year ended December 31, 1994; $1.3 million or 80,724 shares for the year ended December 31, 1993; and $1.1 million or 142,295 shares for the year ended December 31, 1992; in accordance with the employer's matching contribution.

     During the last fiscal year, Mr. Foley purchased 3,907 shares under the ESPP; Mr. Willey purchased 2,004 shares under the Plan; Mr. Strunk purchased 0 shares under the ESPP; Mr. Calinda purchased 1,302 shares under the Plan; and Mr. Quirk purchased 1,149 shares under the ESPP. As a group, the employees of the Company, excluding these executive officers, purchased a total of 265,049 shares under the ESPP during 1994. Through March 31, 1995, a total of 4,006,933 shares have been purchased by both the Company and employees since the adoption of the ESPP. Approximately 850 employees participated in the ESPP as of March 31, 1995.

     You are being asked to ratify an increase in the number of shares of Company common stock that can be purchased by participants in the ESPP because most of the shares previously approved for use in the ESPP have been purchased by participants. As described above, 4,125,000 shares have been allocated for the ESPP to date. The proposed amendment provides for an additional 1,875,000 shares to be available for issuance under the ESPP, for a total of 6,000,000.

     The affirmative vote of a majority of the shares of the Company's common stock represented in person or by proxy and entitled to vote at the Annual Meeting will be required for ratification of the amendment to the ESPP. The Board of Directors unanimously recommends a vote FOR ratification of the amendment.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company previously made investments in real property for investment or operating purposes, most of which, as described below, were in partnerships which included one or more officers of the Company. All such transactions were approved by a majority of the non-interested directors of the Company. The Company believes these transactions were for terms and at rates no less favorable to the Company than those which could have been obtained from unrelated parties. As previously announced, the Company intends to reduce and divest itself of real estate investments as market conditions permit.

     The Company currently leases five of its facilities from partnerships or other entities in which Manchester, or one or more of its officers have an interest. These transactions are discussed below with respect to "Investments in Partnerships" and "Transactions with Management and Others," respectively. The Company believes that all such leases were on terms no less favorable than those that could have then been obtained from unrelated parties.

     Manchester has interests in, or acts as property manager for, the following real estate partnerships in which one or more officers of the Company have an interest. Certain officers of the Company have made contributions to these partnerships in exchange for partnership interests that cannot be valued until the dissolution of each individual partnership. Fidelity Title is a tenant in certain of the properties owned by the partnerships discussed below.

INVESTMENTS IN PARTNERSHIPS

     Folco Mission Valley Partners Limited Partnership ("Folco Mission Valley") was formed in 1991 by Folco Development Corporation ("Folco"), a corporation of which Mr. Foley and his spouse are the sole stockholders, as a 78% general partner, and Fidelity Title, as a 22% limited partner, for the purpose of acquiring from the Resolution Trust Corporation an office building in San Diego County where Fidelity Title was the sole tenant and conducted its San Diego County, California title operations. Folco's 78% general partnership interest was assigned to Sussex Holdings, Ltd. ("Sussex"), an affiliate of Folco, in June 1992 and Fidelity Title's 22% limited partnership interest was assigned to Manchester in January 1992. Fidelity Title continues to lease the building for $28,100 per month, plus taxes, insurance and other operating costs. This annual rental rate is a 30% discount based on the current rental market.

     Goodyear Investors II General Partnership ("Goodyear II") was formed in 1986 by Manchester as a 50% partner, Folco as a 32.5% partner, Mr. Willey as a 2% partner, and others, to purchase, for investment, unimproved real property located in Maricopa County, Arizona. Manchester's interest in Goodyear II was transferred to the Company in June, 1993. As of March 31, 1994, Manchester, Kensington Development Corporation ("Kensington"), which is 90% owned by Manchester and 10% by Fidelity National Title Insurance Company of California ("Fidelity California") and the Company have contributed $1,025,000 to Goodyear
II. Kensington held this interest from 1988 to March 1995. The Company may be required to make annual contributions of its pro rata share of property taxes and insurance costs. All general partners have made their required pro rata capital contributions. The Company and the other general partners received pro rata capital distributions in March 1995. The Company's distribution was $25,000.

     Prospect Office Partners Limited Partnership ("Prospect Office Partners") was formed in 1988 by Manchester as a combined 29.7% general and limited partner, Mr. Foley as a 30.4% general partner, Mr. Willey as a 6.1% general partner, and others, to develop an office building in Tustin, California. Approximately one-half of the building is leased by Fidelity Title for its Orange County title operations. Manchester advanced to the partnership, at an interest rate of 12% per annum, amounts necessary to fund operating deficits. These advances were assigned to the Company in June 1993. The outstanding balance of these advances at December 31, 1994, was $1,056,000 (the largest amount outstanding during 1994). The outstanding balance of these advances at March 31, 1995, was $1,059,000. The lease provides for a monthly rent payment of $31,900.

     Tustin Retail Limited Partnership ("Tustin Retail") was formed in 1988 by Manchester as a combined 30% general and limited partner, Mr. Foley as a 30.7% general partner, Mr. Willey as a 4.3% general partner, and others, to develop a retail center in Tustin, California. Manchester advanced to the partnership, at an interest rate of 12% per annum, amounts necessary to fund operating deficits. The outstanding balance of these advances at December 31, 1994, was $1,040,000. The outstanding balance of these advances at March 31, 1995, was $1,040,000. In addition, Tustin Retail is indebted to Manchester in the amount of $303,500 which is evidenced by a promissory note which provides for interest at 10% per annum and is secured by a second trust deed on the property. These advances and loans were assigned to the Company in June 1993. Fidelity Title leases approximately 33% of the building for its operations. The leases for this space provide for a monthly lease payment of $20,100.

     West Woodland Business Associates Limited Partnership ("West Woodland") was formed in 1989 by Manchester as a 10% general partner, Mr. Foley as a 21.3% general partner, Folco as a combined 20% general and limited partner, Mr. Willey as a 2.5% general partner, and others, to develop an office building in Woodland, California. In September 1991, Manchester sold its interest in the partnership to Folco. See "Transactions with Management and Others" below. Folco's interest was subsequently assigned to Sussex. Approximately one-half of the building is leased by Fidelity California for its Yolo County title operations. The lease provides for a monthly lease payment of $11,000. In March 1994, the lender on this project agreed to a modification of the credit agreement substituting Sussex for Manchester and releasing Manchester from these obligations. As of December 31, 1994, Manchester had not been released from its general partnership obligation under the West Woodland Credit Agreement.

     7750 East Broadway Tucson Partners ("Tucson Partners") was formed in 1990 by Mr. Foley as a 19.6% partner, Manchester as a 70% partner, and Mr. Willey as a 10.4% partner, to acquire a 50% interest in a commercial office project in Tucson, Arizona. Mr. Foley owns independently an additional individual 12.5% interest in this project. In September 1991, Manchester sold its interest in the partnership to Folco. During 1994, the Company paid $2.3 million to acquire Tucson Partners. See "Transactions with Management and Others" below. Approximately one-third of the building is leased by Fidelity Title's Pima County title operations. The lease provides for a monthly lease payment of $23,800. The Company is in escrow to sell the property to an independent third party for a sales price of $2.4 million.

     Wilmac III Limited Partnership ("Wilmac III") was formed in 1987 to acquire for investment unimproved real property in Maricopa County, Arizona. In December 1987, Manchester acquired a 24% limited partnership interest in Wilmac III, 30% of the limited partnership units. Mr. Willey has a 8.2% combined general and limited partnership interest and Mr. Strunk has a 1.6% limited partnership interest. The partnership agreement requires all the limited partners to make pro rata capital contributions to service the debt on the property. Manchester has invested $696,000 in the partnership. Manchester's interest was assigned to the Company in June 1993. It is not anticipated that additional capital contributions will be required of the Company.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In September 1991, Manchester sold 11 office buildings (the "office buildings"), its partnership interest in West Woodland and Tucson Partners and certain notes receivable to Folco for approximately the net book value of these assets. The Company believes the amount paid approximated the fair market value of these assets. This transaction resulted in a receivable to Manchester from Folco evidenced by a promissory note in the original principal amount of $1,492,000 and secured by subordinate deeds of trust on the office buildings acquired. The promissory note provides for interest at the rate of 9.5% per annum, monthly payments of $13,900 and additional payments of 15% of the net sale proceeds of each office building subject to a subordinate deed of trust. In June 1992, Folco assigned its interest in these office buildings to Bilcar Limited Partnership ("Bilcar"), an affiliate of Folco. The unpaid balance of this promissory note at December 31, 1994, was $693,000.

     Prior to the sale, the office buildings were leased to Fidelity Title for use in its title operations. All but one of these office buildings have been sold to unaffiliated third parties in each instance. During 1994, Fidelity Title continued to lease five of the office buildings from Bilcar under lease agreements entered into in 1991 at the time of the sale and paid Bilcar $140,000 under these lease agreements.

     In July 1990, Lake Mortgage Corporation, a wholly-owned subsidiary of the Company, made a $300,000 secured loan to a relative of Mr. Willey. The loan was assigned to Fidelity Title in July 1990. This loan has been purchased by Mr. Willey for full consideration.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Rules adopted by the Securities and Exchange Commission ("SEC") under
Section 16(a) of the Exchange Act require the Company's officers and directors, and persons who own more than 10% of the issued and outstanding shares of the Company's common stock, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Officers, directors and greater-than-ten-percent stockholders are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year end, and any written representations provided to it, the Company is advised that all filings were timely and correctly made.

                              INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP are the Company's auditors of record and have audited the Company's financial statements annually from 1988 through December 31, 1994. The Audit Committee of the Board of Directors has not made a recommendation with respect to retention of auditors by the Company for year ending December 31, 1995. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                             AVAILABLE INFORMATION

     The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any stockholder to Fidelity National Financial, Inc., 17911 Von Karman Avenue, Irvine, California 92714,
Attention: Jo Etta Bandy, Vice President, Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                          M'Liss Jones Kane
                                          Corporate Secretary

Dated: May 24, 1995

PROXY                  FIDELITY NATIONAL FINANCIAL, INC.
               17911 VON KARMAN AVENUE, IRVINE, CALIFORNIA 92714

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William P. Foley, II and Frank P. Willey as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Fidelity National Financial, Inc. held of record by the undersigned on May 2, 1995, at the Annual Meeting of Stockholders to be held on June 20, 1995, or any adjournment thereof.

1. ELECTION OF DIRECTORS          / / FOR the nominees listed below (except      / / WITHHOLD AUTHORITY to vote for the
                                      as marked to the contrary below)               nominees listed below

(INSTRUCTION: to withhold authority to vote for an individual nominee, strike a line through the nominee's name below)

             William A. Imparato, Donald M. Koll, Cary H. Thompson

2. PROPOSAL TO RATIFY AN AMENDMENT TO THE 1987 EMPLOYEE STOCK PURCHASE PLAN INCREASING THE AUTHORIZED SHARES FROM 4,125,000 TO 6,000,000.

            / / FOR             / / AGAINST             / / ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.



IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMPANY NOMINEES AND FOR PROPOSALS 2 AND 3.
                                                       DATED:             , 1995

                                                       -------------------------
                                                              (Signature)

                                                       -------------------------
                                                              (Signature)

                                                       Please sign exactly as
                                                       the name(s) appear(s)
                                                       below. When shares are
                                                       held by more than one
                                                       owner, all should sign.
                                                       When signing as an
                                                       attorney, executor,
                                                       administrator, trustee or
                                                       guardian, please give
                                                       full title as such. If a
                                                       corporation, please sign
                                                       in full corporate name by
                                                       President or authorized
                                                       officer. If a
                                                       partnership, please sign
                                                       in partnership name by
                                                       authorized person.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
                DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.